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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 29, 2004
                                                        ------------------


                                VISTA GOLD CORP.
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             (Exact name of registrant as specified in its charter)




  Yukon Territory, Canada                 1-9025                Not Applicable
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(State or other jurisdiction           (Commission              (IRS Employer
        of incorporation)              File Number)          Identification No.)


 7961 Shaffer Parkway, Suite 5, Littleton, CO                           80127
   (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (720) 981-1185


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                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 29, 2004, Vista Gold Corp. (the "Company") entered into Subscription Agreements and a Warrant Indenture (each as defined below), in connection with the Company's completion of a private placement financing in which the Company sold and issued a total of 1,966,456 units (the "Units"), at a price of U.S. $3.30 per Unit for aggregate proceeds of U.S. $6,489,304.80. Each Unit consists of one common share of the Company and one common share purchase warrant to acquire an additional common share of the Company. The financing was effected pursuant to that certain Subscription Agreement dated on or before September 29, 2004 (the "Subscription Agreement") between the Company and each purchaser. The terms of the warrants are set forth in the Warrant Indenture, also dated September 29, 2004 (the "Warrant Indenture"), between the Company and Computershare Trust Company of Canada, as Trustee.

         Each warrant will entitle the holder to acquire one common share at an exercise price of U.S. $4.75 for a period of two years from the date of issue, provided a registration statement is declared effective by the U.S. Securities and Exchange Commission within six months of the closing date; otherwise, the exercise price of each warrant will be reduced automatically to U.S. $4.25.

         Starting six months after the share registration is declared effective, if the closing price of the Company's common shares on the American Stock Exchange is U.S. $5.50 or more for a period of 20 consecutive trading days, then for 15 business days the Company will have the option to request that the warrants be exercised. If the warrants are not exercised within 15 business days following this request, they will be cancelled.

         A cash finder's fee of 5% of the gross proceeds raised (such fee amounting to $324,465.24) was paid to an advisor to the Company in conjunction with the private placement.

         The net proceeds from the private placement will be used for continuation of the Company's strategy of acquiring additional gold resources, as suitable opportunities arise; improving the Company's gold projects through additional drilling, re-engineering and feasibility studies; and also to provide for on-going administration costs.


ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         The disclosures included in Item 1.01 are incorporated into this Item
3.02 by reference.

         The sale of securities pursuant to the Subscription Agreements was exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Each purchaser is an "accredited investor" under the Act, and the securities were sold without any general solicitation by the Company or its representatives.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit 99.1      Press Release of Vista Gold Corp. dated September 29, 2004


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VISTA GOLD CORP.


                                      By:  /s/ Michael B. Richings
                                           -------------------------------------
                                           Michael B. Richings
                                           President and Chief Executive Officer

Date: September 29, 2004